Exhibit 10.1

EXECUTION VERSION

TWELFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”), dated as of March 11, 2013 (the “Amendment Date”), between NEW MOUNTAIN FINANCE SPV FUNDING, L.L.C., a Delaware limited liability company (the “Borrower”), NEW MOUNTAIN FINANCE HOLDINGS, L.L.C., as collateral administrator (the “Collateral Administrator”), WELLS FARGO SECURITIES, LLC, a Delaware limited liability company (the “Administrative Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as a lender (the “Lender”).

WHEREAS, the Borrower, the Collateral Administrator, the Administrative Agent, Wells Fargo Bank, National Association, as collateral custodian, the Lender and the other lenders party from time to time thereto, are party to the Loan and Security Agreement, dated as of October 27, 2010 (as amended from time to time prior to the date hereof, the “Loan and Security Agreement”), providing, among other things, for the making and the administration of the Advances by the lenders to the Borrower;

WHEREAS, the Borrower, the Collateral Administrator, the Administrative Agent and the Lender desire to amend the Loan and Security Agreement, in accordance with Section 12.1 of the Loan and Security Agreement and subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1.                                          Defined Terms.  Terms used but not defined herein have the respective meanings given to such terms in the Loan and Security Agreement.

ARTICLE II

Amendments to Loan and Security Agreement

SECTION 2.1.                                          Section 1.1 of the Loan and Security Agreement shall be amended by deleting the definitions of “Advance Rate”, “Applicable Spread” and “Borrowing Base” and inserting in lieu thereof the following:

“Advance Rate”:  (a) With respect to any First Lien Loan, 70% and (b) with respect to any Second Lien Loan, the lesser of (i) 25% and (ii) the minimum percentage necessary such that the amount of the initial Advance with respect to such Second Lien Loan results in the Adjusted Net Second Lien Leverage Ratio of the related Obligor being less than the threshold determined by the Administrative Agent in its sole discretion for such Obligor at the time of the approval of such Second Lien Loan.

“Applicable Spread”: A rate per annum equal to the percentage determined in accordance with the following formula, rounded to four decimal places:

Applicable Spread = (ASF x PercentageF) + (ASO x PercentageO)

where:	ASF = 2.00%;
ASO = 2.75%;

	PercentageF	=	Average Adjusted BalanceF / Average Adjusted BalanceAgg;

	PercentageO	=	100% - PercentageF;

	Average Adjusted BalanceF	=	(Beginning Adjusted BalanceF + Ending Adjusted BalanceF)/2

	Beginning Adjusted BalanceF	=	Adjusted Balance related to First Lien Loans on the first day of the related Accrual Period;

	Ending Adjusted BalanceF	=	Adjusted Balance related to First Lien Loans on the last day of the related Accrual Period;

	Average Adjusted BalanceAgg	=	(Beginning Adjusted BalanceAgg + Ending Adjusted BalanceAgg)/2

	Beginning Adjusted BalanceAgg	=	Aggregate Adjusted Balance on the first day of the related Accrual Period; and

	Ending Adjusted BalanceAgg	=	Aggregate Adjusted Balance on the last day of the related Accrual Period.

“Borrowing Base”:  As of any Measurement Date, an amount equal to the lesser of:

(a)                                 the aggregate sum of (i) for each Eligible Loan as of such date, the product of (A) the Advance Rate for such Eligible Loan as of such date and (B) the OLB of such Eligible Loan as of such date, plus (ii) the aggregate amount on deposit in the Principal Collection Account reasonably determined by the Collateral Custodian to be payable to the Borrower on the next following Payment Date in accordance with Section 2.7 or Section 2.8, as applicable minus (iii) the Excess Concentration Amount; or

(b)                                 (i) the sum of the OLB of all Eligible Loans as of such date minus (ii) the Required Minimum Equity Amount, plus (iii) the aggregate amount on deposit in the Principal Collection Account reasonably determined by the Collateral Custodian to be payable to the Borrower on the next following Payment Date in accordance with Section 2.7 or Section 2.8, as applicable minus (iv) the Excess Concentration Amount.

SECTION 2.2.                                          Section 1.1 of the Loan and Security Agreement shall be amended by deleting clauses (a) and (c) of the definition of “Eligible Loan” and inserting in lieu thereof the following:

(a)                                 such Loan is a First Lien Loan or a Second Lien Loan;

(c)                                  as of the date such Loan is first acquired by the Borrower, the sum of the OLBs of all Second Lien Loans is less than or equal to twenty-five (25) percent of the aggregate OLB of all Loans;

SECTION 2.3.                                          The definition of “Value Adjustment Event” in Section 1.1 of the Loan and Security Agreement shall be amended by (i) deleting clause (a) and inserting the following clause (a) in lieu thereof, (ii) deleting “or” at the end of clause (f), (iii) deleting “.” at the end of clause (g) and inserting “; or” in lieu thereof, and (iv) inserting the following clause (h):

(a)                                 solely with respect to any First Lien Loan, the Net Senior Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is (i) greater than 3.50 and (ii) greater than 0.50 higher than the Original Net Senior Leverage Ratio;

(h)                                 solely with respect to any Second Lien Loan, the Adjusted Net Second Lien Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Loan is greater than the threshold determined by the Administrative Agent in its sole discretion for such Obligor at the time of the approval of such Second Lien Loan.

SECTION 2.4.                                          Section 1.1 of the Loan and Security Agreement shall be amended by inserting the following definitions of “Adjusted Balance”, “Adjusted Net Second Lien Leverage Ratio”, “Adjusted Second Lien Debt”, “Aggregate Adjusted Balance”, “Excess Concentration Amount” and “Second Lien Loan”:

“Adjusted Balance”:  For any Loan as of any date of determination, an amount equal to the product of (a) the OLB of such Loan as of such date of determination multiplied by (b) the Advance Rate for such Loan as of such date of determination; provided that the “Adjusted Balance” of any Loan that is not an Eligible Loan shall be zero.

“Adjusted Net Second Lien Leverage Ratio”: With respect to any Second Lien Loan for any Relevant Test Date, the ratio of (a) the sum of (i) the product of (x) the Adjusted Second Lien Debt of the applicable Obligor and (y) the Advance Rate with respect to such Loan as of such date and (ii) the par amount of all indebtedness of the related Obligor that is senior to such Adjusted Second Lien Debt in right of payment or with respect to a lien on collateral minus (iii) the Unrestricted Cash of such Obligor as of such date to (b) EBITDA of such Obligor as of such date, as calculated by the Borrower and Collateral Administrator in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by such Obligor as per the requirements of the Underlying Instruments.

“Adjusted Second Lien Debt”: With respect to any Obligor on any Relevant Test Date, the product of (a) the sum of the aggregate principal amounts of all indebtedness of such

Obligor (including the related Loan and as reflected on the most recent financial statements delivered by such Obligor to the Borrower) outstanding on such date that is pari passu with such Loan in right of payment or with respect to a lien on collateral and (b) the lesser of (i) the Purchase Price for the related Loan (expressed as a percentage of par) and (ii) the Assigned Value of the related Loan.

“Aggregate Adjusted Balance”:  On any date of determination, the sum of the Adjusted Balances of all Loans on such date.

“Excess Concentration Amount”: The greater of (a) the aggregate OLB of all Second Lien Loans minus the product of (i) the aggregate OLB of all Loans and (ii) 25%, and (b) $0.

“Second Lien Loan”: Any Loan that (i) is secured by a pledge of collateral which security interest is validly perfected and second priority security under Applicable Law (subject to Liens permitted by the applicable Underlying Instruments), (ii) is either pari passu or second priority in right of payment with the Indebtedness of the holders of the first priority security interest and (iii) pursuant to an intercreditor agreement between the Borrower and the holder of such first priority security interest, the amount of Indebtedness covered by such first priority security interest is limited in terms of aggregate outstanding amount or percent of outstanding principal.

SECTION 2.5.                                          Section 5.1 of the Loan and Security Agreement shall be amended by deleting clause (v) thereof and inserting in lieu thereof the following:

(v)                                 Borrower Financial Statements. The Borrower will submit to the Administrative Agent and each Lender, within ninety (90) days after the fiscal year ended December 31, 2012, consolidated audited financial statements of the Borrower, audited by a firm of nationally recognized independent public accountants.

ARTICLE III

Representations and Warranties

SECTION 3.1.                                          The Borrower hereby represents and warrants to the Administrative Agent and the Lender that, as of the Amendment Date, (i) no Default, Event of Default, Change of Control or Collateral Administrator Termination Event has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan and Security Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

ARTICLE IV

Condition Precedent

This Amendment shall become effective as of the Amendment Date upon the execution and delivery of this Amendment by each party hereto.

ARTICLE V

Miscellaneous

SECTION 5.1.                                          Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2.                                          Severability Clause.  In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3.                                          Ratification.  Except as expressly amended hereby, the Loan and Security Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Amendment shall form a part of the Loan and Security Agreement for all purposes.

SECTION 5.4.                                          Counterparts.  The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement.  Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 5.5.                                          Headings.  The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

NEW MOUNTAIN FINANCE SPV FUNDING, L.L.C., as the Borrower

By:	New Mountain Finance Holdings, L.L.C., its managing member

By:	/s/ David M. Cordova
	Name:	David M. Cordova
	Title:	Chief Financial Officer and Treasurer

NEW MOUNTAIN FINANCE HOLDINGS, L.L.C., as the Collateral Administrator

By:	/s/ David M. Cordova
	Name:	David M. Cordova
	Title:	Chief Financial Officer and Treasurer

[Signature Page to Twelfth Amendment to Loan and Security Agreement]

WELLS FARGO SECURITIES, LLC, as Administrative Agent

By:	/s/ Allan Schmitt
	Name:	Allan Schmitt
	Title:	Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, representing 100% of the aggregate Commitments of the Lenders in effect as of the date hereof

By:	/s/ Jason Powers
	Name:	Jason Powers
	Title:	Managing Director

[Signature Page to Twelfth Amendment to Loan and Security Agreement]